Exhibit 21.1

THE DUN & BRADSTREET CORPORATION SUBSIDIARIES

as of December 31, 2006

Company Name	Place of Incorporation
Corinthian Leasing Corporation	Delaware
D&B Europe Ltd.	England
D&B Group Holdings (UK) Ltd.	United Kingdom
D&B Group, Ltd.	Delaware
D&B Holdings (UK) Limited	England
D&B Iberia Holding BV	Netherlands
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	China
D&B Investors L.P.	Delaware
D&B Italy S.r.l.	Italy
D&B Property Holdings, Inc.	Delaware
D&B DataHouse S.r.l.	Italy
D&B Services S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (UK) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet B.V.	Netherlands
Dun & Bradstreet Belgium NV	Belgium
Dun & Bradstreet C.A.	Venezuela
Dun & Bradstreet Canada B.V.	Netherlands
Dun & Bradstreet Canada Holding, Ltd.	Canada
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland Holdings GmbH	Germany and Delaware
Dun & Bradstreet Do Brasil, Ltda.	Brazil and Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet Finance, Ltd.	England
Dun & Bradstreet European Business Information Center B.V.	Netherlands
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited (Ireland)	Ireland
Dun & Bradstreet Limited (UK)	England
Dun & Bradstreet Marketing Services N.V.-S.A.	Belgium
Dun & Bradstreet Properties Ltd.	England
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Peru
Dun & Bradstreet Software Services International, Inc.	Georgia
Dun & Bradstreet Unterstuetzengskasse GmbH	Germany

Company Name	Place of Incorporation
Dun & Bradstreet Ventures, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Dunservices	France
DunsNet, Inc.	Delaware
Hoover’s, Inc.	Delaware
Ifico-Burgel AG	Switzerland
Kosmos Business Information Limited	England
N.V. Dun & Bradstreet-Eurinform S.A.	Delaware
Open Ratings, Inc.[1]	Delaware
Ribes S.p.A.	Italy
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Limited	China
Stubbs (Ireland) Ltd.	Ireland
The D&B Companies of Canada Ltd.	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware
Tradethink Limited	Cyprus
Who Owns Whom Ltd.	England

1 Effective January 1, 2007, Open Ratings, Inc. was merged with and into Dun & Bradstreet, Inc.